EX-99.B-77Q1(e)

SUB-ITEM 77Q1(e): New or Amended Registrant Investment Advisory Contracts.

IVY FUNDS VARIABLE INSURANCE PORTFOLIOS

Appendix A and Appendix B to the Investment Management Agreement between Ivy Funds Variable Insurance Portfolios and Waddell & Reed Investment Management Company on behalf of each series of the Trust listed in Appendix A, was filed with the Securities and Exchange Commission by EDGAR on July 31, 2013 in Post-Effective Amendment No. 61 to the Registration Statement on Form N-1A, and is incorporated by reference herein.

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Investment Sub-Advisory Agreement between Waddell & Reed Investment Management Company and Advantus Capital Management, Inc. regarding Ivy Funds VIP Pathfinder Moderate – Managed Volatility, Ivy Funds VIP Pathfinder Moderately Aggressive – Managed Volatility and Ivy Funds VIP Pathfinder Moderately Conservative – Managed Volatility, was filed with the Securities and Exchange Commission by EDGAR on July 31, 2013 in Post-Effective Amendment No. 61 to the Registration Statement on Form N-1A, and is incorporated by reference herein.

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